Our File No. 24890-3 / D/jaz/357471.1

July 16, 2002

BOARD OF DIRECTORS
Fairchild International Corporation
Suite 600, 595 Hornby Street
Vancouver, BC V6C 1A4

Dear Sirs:

Re: Registration Statement on Form S-8

We are counsel to Fairchild International Corporation (the "Corporation"), a Nevada Corporation. We have assisted in the preparation of the Registration Statement of the Corporation on Form S-8 (the "Registration Statement") covering an aggregate of 1,050,000 common shares (the "Shares") in the capital of the Corporation issuable upon the exercise of stock options granted to each of George Tsafalas, Byron Cox, Dave Jeffery and John Thornton pursuant to Stock Option Agreements (the "Stock Option Agreements") dated July 9, 2002 between the Corporation and each of George Tsafalas, Byron Cox, Dave Jeffery and John Thornton.

We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Corporation with respect to the matters herein. We have also examined such statutes and public and corporate records of the Corporation, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that each Share to be issued by the Corporation and sold pursuant to the Registration Statement will be, when issued pursuant to the terms of the Stock Option Agreements, validly issued, fully paid and non-assessable.

This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Yours truly,
CLARK, WILSON
/s/ Clark, Wilson